    As filed with the Securities and Exchange Commission on August 30, 2000
                                                   Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          MICROSTRATEGY INCORPORATED
            (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                            51-0323571
(State or Other Jurisdiction of                           (I.R.S. Employer
Incorporation or Organization)                         Identification Number)

8000 Towers Crescent Drive
Vienna, Virginia                                                22182
(Address of Principal Executive Offices)                      (Zip Code)

                           1997 DIRECTOR OPTION PLAN
                           (Full Title of the Plan)

                             Mr. Michael J. Saylor
                     President and Chief Executive Officer
                          MicroStrategy Incorporated
                          8000 Towers Crescent Drive
                               Vienna, VA 22182
                    (Name and Address of Agent for Service)

                                (703) 848-8600
         (Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                  Proposed              Proposed
                            Amount to             Maximum               Maximum
 Title of Securities to        be               Offering Price          Aggregate               Amount of
    be Registered           Registered            Per Share           Offering Price         Registration Fee
--------------------------------------------------------------------------------------------------------------
Class A Common Stock,
 par value $0.001 per
 share                     200,000 shares         $ 35.02(1)           $ 7,004,390(1)            $ 1,850.00
==================================================================================================================


(1) For purposes of computing the registration fee only. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, the Proposed Maximum Offering Price Per Share is based upon (i) with respect to 40,000 shares that may be acquired pursuant to stock options granted by MicroStrategy Incorporated (the "Company") under the MicroStrategy Incorporated 1997 Director Option Plan, as amended (the "Option Plan") prior to the date of this Registration Statement, the actual price at which such stock options may be exercised; and (ii) with respect to the remaining 160,000 shares that may be acquired pursuant to stock options that may be granted by the Company under the Option Plan from time to time after the date hereof, $25.8125 per share, which represents the average of the high and low prices reported on the Nasdaq Stock Market for shares of the Class A Common Stock on August 23, 2000.

                    STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-58189, filed by MicroStrategy Incorporated (the "Registrant") on June 30, 1998, relating to the Registrant's 1997 Director Option Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vienna, Virginia on August 30, 2000.


                                MICROSTRATEGY INCORPORATED


                                By: /s/ Michael J. Saylor
                                    ------------------------------------
                                    Michael J. Saylor
                                    Chairman of the Board,
                                    Chief Executive Officer and President



                       POWER OF ATTORNEY AND SIGNATURES

     Each person whose signature appears below constitutes and appoints Michael
J. Saylor, Sanju K. Bansal, Eric F. Brown and Jonathan F. Klein as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                             Title                                             Date
----------                             -----                                             ----
    /s/ Michael J. Saylor              Chairman of the Board, Chief Executive      August 30, 2000
-------------------------------------  Officer and President (Principal
   Michael J. Saylor                   Executive Officer)

   /s/ Eric F. Brown                   Vice President, Finance and Chief           August 24, 2000
-------------------------------------  Financial Officer (Principal Financial
   Eric F. Brown                       and Accounting Officer)

   /s/Sanju K. Bansal                  Director                                    August 23, 2000
-------------------------------------
   Sanju K. Bansal

   /s/ Frank A. Ingari                 Director                                    August 24, 2000
-------------------------------------
   Frank A. Ingari

   /s/ Jonathan J. Ledecky             Director                                    August 27, 2000
-------------------------------------
   Jonathan J. Ledecky

   /s/ John W. Sidgmore                Director                                    August 28, 2000
-------------------------------------
   John W. Sidgmore

   /s/ Ralph S. Terkowitz              Director                                    August 28, 2000
-------------------------------------
   Ralph S. Terkowitz


EXHIBIT INDEX


Exhibit
Number              Description
-------             -----------


  4.1*    Specimen Certificate for Class A Common Stock of the Registrant

  5.1     Opinion of Hale and Dorr LLP

 23.1     Consent of Hale and Dorr LLP (included in Exhibit 5.1)

 23.2     Consent of PricewaterhouseCoopers LLP

 24 Power of Attorney (included in the signature pages of this Registration Statement)


* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-49899).